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                                                                   EXHIBIT 10.29

                              STANDARD FORM LEASE

                        (INDUSTRIAL; SINGLE TENANT; NET)

     This Lease dated November 28, 2001 (this "Lease") is entered into by and between XH PARTNERS, a California limited partnership ("Landlord"), and SUREBEAM CORPORATION, a Delaware corporation ("Tenant").

                                   ARTICLE I

                             BASIC LEASE PROVISIONS

     Each reference in this Lease to the "Basic Lease Provisions" shall mean and refer to the following terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease:

     1.    Address of Landlord:  c/o XEBEC Development Company
           5675 East Telegraph Road, 4th floor
           Commerce, CA  90040
           Attn:  John F. Lehr, Jr.
     2.    Building Address:        [Lot 8 of] 3301 E. Vernon Avenue
                                    Vernon, CA
     3.    Address of Tenant:       SureBeam Corporation
                                    3033 Science Park Road
                                    San Diego, CA  92131
                                    Attn:  Derrick Boegner
     4.    Building Square Footage:  Approximately 33, 184 Square Feet
     5.    Anticipated Commencement Date:  March 29, 2002
     6.    Term:  Twelve (12) years
     7.    Initial Monthly Rent:  $41,000 month (subject to adjustment per
           EXHIBIT E)
     8. Permitted Uses: Any lawful use, including without limitation, food irradiation services with e-beam and/or x-ray technologies, all in accordance with Applicable Laws and the Restrictions (as each is hereafter defined) and pursuant to approvals to be obtained by Tenant from all relevant City, County and other required governmental agencies and authorities.
     9.    Guarantor:  Titan Corporation
     10. Additional Insureds: Any Mortgagee or property manager of which Tenant has notice, Landlord's constituent partners and Landlord's authorized agents, employees, officers and directors (of which Tenant has notice) and Landlord.
     Exhibits:

     A     Legal Description                  E      Adjustments to Monthly Rent
     B     Site Plan                          F      Insurance Limits
     C     Work Letter                        G      Insurance Certificate
     D     Commencement Date Memorandum

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                                   ARTICLE II

                                  DEFINITIONS

     2.1 CERTAIN DEFINITIONS. As used in this Lease, except as otherwise expressly provided herein or unless the context otherwise clearly requires, (i) the terms defined herein include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with generally accepted accounting principles; (iii) the words "herein", "hereof" and other words of similar import refer to this Lease as a whole and not to any particular Article, Recital or other subdivision; (iv) "including" shall mean "including, without limitation," "including, but not limited to," and other phrases of similar import; and (v) the following terms shall have the meanings ascribed to them set forth below:

           "Additional Rent" means any and all sums (whether or not specifically called "Additional Rent" in this Lease) other than Monthly Rent which Tenant is or becomes obligated to pay to Landlord under this Lease. See also Rent.

           "Alterations" means any alterations, decorations, modifications, additions or improvements, other than the Tenant Improvements, made in, on, about, under or contiguous to the Building or the Premises after the Commencement Date, including lighting, HVAC and electrical fixtures, pipes and conduits, transfer, storage and disposal facilities, partitions, drapery, wall coverings, shelves, cabinetwork, carpeting and other floor coverings, ceiling tiles, fixtures and carpentry installations.'

           "Applicable Laws" means the laws, rules, regulations, ordinances, restrictions, and practices described in Section 5.2.

           "Applicable Rate" means ten percent (10%) per annum.

           "Building" means that certain shell building comprising a portion of the Premises to be constructed by Landlord pursuant to the Work Letter and which shall be located at the address set forth in the Basic Lease Provisions.

           "Building Square Footage" means the approximate floor area of the Building as set forth in the Basic Lease Provisions.

           "Building Square Footage" means the approximate floor area of the Building as set forth in the Basic Lease Provisions.

           "Casualty" is defined in Section 12.1.

           "City" means the city in which the Premises are located.

           "Commencement Date" means the commencement date of the Term, described in Section 3.2.

           "County" means the county in which the Premises are located.

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           "Event of Default" means the Tenant defaults described in Section
15.1.

           "Guarantor" means the entry identified in the Basic Lease Provisions.

           "HVAC" means the heating, ventilating and air conditioning system serving the Building.

           "Hazardous Materials" is defined in Section 6.1.

           "Landlord's Agents" means Landlord's authorized agents, representatives, property managers (whether as agents or independent contractors), consultants, contractors, affiliates, directors, officers, employees, guests and invitees.

           "Lease" means the instrument together with all exhibits, amendments, addenda and riders attached hereto and made a part hereof.

           "Monthly Rent" means the monthly rental which Tenant is to pay to Landlord pursuant to Section 4.1, as the same may be adjusted from time to time as set forth in this Lease. See also Rent.

           "Mortgage" means any mortgage, deed of trust, or similar lien on or covering the Premises or any part thereof.

           "Mortgagee" means any mortgagee of a mortgage, beneficiary of a deed of trust or lender having a lien on or covering the Premises or any part thereof.

           "Notice" means each and every notice, communication, request, demand, reply or advice, or duplicate thereof, in this Lease provided or permitted to be given, made or accepted by provisions of Section 21.6.

           "Outside Areas" means the areas of the Premises outside the exterior walls of the Building.

           "Premises" means the land described in EXHIBIT A, the Building and any other fixtures, equipment and other improvements and appurtenances now or hereafter erected upon or benefiting the land, as hereafter improved as contemplated in the Work Letter.

           "Real Property Taxes" is defined in Section 7.2.

           "Rent" means Monthly Rent and Additional Rent, collectively.

           "Restrictions" means, collectively, any covenants, conditions or restrictions affecting the Premises, or any portion thereof, and recorded in the office of the County Recorder of Los Angeles County, as the same may be amended from time to time.

           "Strategic Alliance Agreement" means that certain Strategic Alliance Agreement between Tenant and Square-H Brands, Inc. dated as of November 29, 2000, to which Landlord

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became a party pursuant to the Amendment to Strategic Alliance Agreement dated
March 28, 2001, as so amended.

           "Tenant Improvements" means those certain improvements, if any, to be constructed on the Premises as provided in Article XX and in the Work Letter.

           "Tenant's Agents": means Tenant's authorized agents, representatives, consultants, contractors, affiliates, officers, directors, employees, guests and invitees.

           "Tenant's Personal Property" means Tenant's removable trade fixtures, furniture, equipment and other personal property located in or on the Premises.

           "Term" means the term of this Lease, as provided in Section 3.2.

           "Unavoidable Delay" means any delays which are beyond a party's reasonable control, including delays due to inclement weather, strikes, acts of God, inability to obtain labor or materials, inability to secure governmental approvals or permits, governmental restrictions, civil commotion, fire, earthquake, explosion, flood, hurricane, the elements, or the public enemy, action or interference of governmental authorities or agents, war, invasion, insurrection, rebellion, riots, lockouts or any other cause whether similar or dissimilar to the foregoing which is beyond a party's reasonable control; provided however, that in no event shall any of the foregoing ever apply with respect to the payment of any monetary obligation.

           "Work Letter" means the work letter between Landlord and Tenant regarding the construction of the Building and the Tenant Improvements, attached as EXHIBIT C.

     2.2 OTHER DEFINITIONS. Terms defined elsewhere in this Lease, unless the context clearly requires otherwise, shall have the meaning as there given.

                                  ARTICLE III

                               PREMISES AND TERM

     3.1 LEASE OF PREMISES. Subject to and upon the terms and conditions set forth herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord.

     3.2 TERM AND COMMENCEMENT. Unless sooner terminated as provided herein, the Term of this Lease shall be for the period set forth in the Basic Lease Provisions, as the same may be extended in accordance with any option or options to extend the Term granted herein, and shall commence on the "Commencement Date" determined in accordance with the provisions of the Work Letter. When the actual Commencement Date has occurred, Landlord and Tenant shall execute a Commencement Date Memorandum in substantially the form of EXHIBIT D. Landlord and Tenant anticipate that the Term will commence on the "Anticipated Commencement Date" set forth in the Basic Lease Provisions, but the Anticipated Commencement Date shall in no event affect the actual Commencement Date.

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     3.3   OPTION TERM. Landlord hereby grants to Tenant an option to extend the
Term of this Lease for an additional eight (8) years (the "Option Term", commencing upon the expiration of the initial Term. Such option shall be exercised, if at all, only upon the fulfillment of each and all of the following terms and conditions:

                (i) Tenant provides Notice to Landlord at least one (1) year prior to the expiration of the initial Term;

                (ii) At the time of the exercise of the option, and at the commencement of the Option Term, no Event of Default has occurred and is continuing and at the time of the exercise of the option, no event has occurred that, with notice or lapse of time or both, would constitute an Event of Default; and

                (iii) The option contained herein is personal to Tenant and may not be exercised by any entity other than Tenant, an assignee who is a Permitted Transferee, and an assignee of Tenant to whom the assignment has been expressly consented to by Landlord.

All of the terms and provisions of this Lease shall be applicable throughout the Option Term except that the Monthly Rent for the first year of the Option Term shall be the Monthly Rent in effect for the last year of the initial Term, increased as of the commencement of the Option Term and annually thereafter in accordance with EXHIBIT E.

     3.4 NO REPRESENTATIONS. Tenant acknowledges that, except as otherwise specifically provided in this Lease and the Exhibits attached hereto, neither Landlord nor any of Landlord's Agents has made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business, or any representations or warranties regarding zoning or other land use matters, or for any other purpose, and that neither Landlord nor any of Landlord's Agents has agreed to undertake any alterations or additions or construct any improvements to the Premises except as expressly provided in the Work Letter.

     3.5 LANDLORD'S REPRESENTATIONS. Notwithstanding anything in this Lease to the contrary, Landlord represents and warrants to Tenant that as of the date hereof, it is the sole owner in fee simple of the Premises, that no mortgages, deeds of trusts or liens presently encumber Landlord's title to the Premises; that no encumbrance shall prohibit or impede the use of the Premises as contemplated herein or create any financial obligation on the part of Tenant; that Landlord has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Landlord and no other authorization or approval of any third party or authority is required; that the making of this Lease and the performance thereof will not violate the terms or provisions of any mortgage, lease or other agreement to which Landlord is a party or under which Landlord is otherwise bound, or which restricts Landlord in any way with respect to the use or disposition of the Premises; that to its knowledge the Premises are presently in compliance with any and all applicable laws, ordinances, regulations and rules, including without limitation any laws pertaining to Hazardous Materials or environmental matters except for any non-compliance disclosed in the following materials delivered to Hogan & Hartson, L.L.P. by Conservtech under correspondence dated

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June 28, 2001: (a) Conservtech report titled, "Certification of Closure of
Hazardous Materials Activities," 13 June 1995 (excluding attachments), (b) Conservtech letter to Square-H Brands on the environmental condition of the property, dated 21 August 2000, and (c) Certificate-of-Closure letter on the property issued by the City of Vernon on 12 June 2000, and that the Premises presently served by full legal access to one or more dedicated public rights-of-way. Landlord shall indemnify and hold Tenant harmless from all claims and liability, including reasonable attorneys' fees and related costs and expenses (including, but not limited to, response costs), arising out of Landlord's or its agents, employees or contractor's gross negligence or intentional malfeasance or due to the breach of any representation made by Landlord under this Lease.

     3.6 TENANT'S REPRESENTATIONS. Notwithstanding anything in this Lease to the contrary, Tenant represents and warrants that as of the date hereof, it has the full right, power and authority to enter into this Lease and make the agreements contained herein on its part to be performed; that the execution, delivery and performance of this Lease has been duly authorized by Tenant and no other authorization or approval of any third party or authority is required; and that the making of this Lease and the performance thereof will not violate the terms or provisions of any agreement to which Tenant is a party or under which Tenant is bound. Tenant shall indemnify and hold Landlord harmless from all claims and liability, including reasonable attorneys' fees and related costs and expenses (including, but not limited to, response costs), arising out of Tenant's or its agents, employees or contractor's gross negligence or intentional malfeasance or due to the breach of any representation made by Tenant under this Lease.

                                   ARTICLE IV

                              RENT AND ADJUSTMENTS

     4.1 MONTHLY RENT. From and after the Commencement Date, Tenant shall pay to the Landlord, for each calendar month of the Term, the Monthly Rent set forth in the Basic Lease Provisions, as the same may be adjusted from time to time as provided in Section 4.2. Monthly Rent shall be due and payable to Landlord in lawful money of the United States, in advance, on the first (1st) day of each calendar month of the Term, without abatement, deduction, claim or offset, and without prior notice, invoice or demand, at Landlord's address set forth in the Basic Lease Provisions or at such place as Landlord may from time to time designate. Tenant's payment of Monthly Rent for the first (1st) month of the Term shall be delivered to Landlord concurrently with Tenant's execution of this Lease.

     4.2 ADJUSTMENTS. Monthly Rent shall be adjusted from time to time as provided in EXHIBIT E.

     4.3 ADDITIONAL RENT. All Additional Rent shall be due and payable to Landlord in lawful money of the United States, at Landlord's address set forth in the Basic Lease Provisions or at such other place as Landlord may from time to time designate, without abatement, deduction, claim or offset, within twenty
(20) days of receipt of Landlord's invoice or statement for same, or, if this Lease provides another time for the payment of certain items of Additional Rent, then at such other time.

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     4.4   PRORATIONS. If the Commencement Date is not the first (1st) day of a month, or if the expiration of the Term of this Lease is not the last day of a month, a prorated installment of Monthly Rent based on a thirty (30) day month shall be paid for the fractional month during which the Term commences or terminates.

     4.5 LATE PAYMENT CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of Rent under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is extremely difficult or impracticable to determine. Such costs include processing and accounting charges, late charges that may be imposed on Landlord by the terms of any Mortgage, and late charges and penalties that may be imposed due to late payment of Real Property Taxes. Therefore, if any installment of Monthly Rent or any payment of Additional Rent due from Tenant is not received by Landlord in good funds by the fifth (5th) calendar day from the applicable due date more than once in any calendar year, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that such amount remains unpaid. The parties acknowledge that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant. Acceptance of any late Rent and late charge therefor shall not prevent Landlord from exercising any of the other rights and remedies available to Landlord for any other Event of Default under this Lease. Notwithstanding the foregoing, should any payment of Rent by personal check be rejected for insufficient funds, Landlord shall have the right, upon notice to Tenant, to require that all future payments by Tenant under this Lease be by cashier's check acceptable to Landlord.

                                   ARTICLE V

                                      USE

     5.1 TENANT'S USE. Tenant shall use the Premises solely for the purposes set forth in the Basic Lease Provisions and shall use the Premises for no other purpose. Tenant's use of the Premises shall be subject to all of the terms and conditions of this Lease, including all the provisions of this Article V. Tenant, at Tenant's sole cost and expense, shall procure, maintain and make available for Landlord's inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant's permitted use of the Premises. At Landlord's written request, Tenant shall deliver copies of all such approvals, licenses and permits to Landlord.

     5.2 COMPLIANCE WITH APPLICABLE LAWS. Throughout the Term, Tenant, at Tenant's sole cost and expense, shall comply with, and shall not use the Premises, or any portion thereof, or suffer or permit anything to be done in or about the same which will in any way conflict with, (i) any and all present and future laws, statutes, zoning restrictions, ordinances, orders, regulations, directions, rules and requirements of all governmental authorities having jurisdiction over all or any part of the Premises (including state, municipal, county and federal governments and their departments, bureaus, boards and officials) pertaining to the use or occupancy of, or applicable to, the Premises or privileges appurtenant to or in connection with the enjoyment of the Premises; (ii) any and all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, Hazardous Materials, waste disposal, air emissions and other environmental or health and safety matters, zoning, land use and utility availability, which

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impose any duty upon Landlord or Tenant directly or with respect to the use or occupation of the Premises or any portion thereof; (iii) the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises or any portion thereof; and (iv) the Restrictions (collectively, the "Applicable Laws"). Tenant shall not commit any waste on the Premises to any public or private nuisance or any other act or thing, which might or would disturb the quiet enjoyment of any occupant of nearby property. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load, or dump or store, or permit to be dumped or stored, any inventory, waste materials, refuse or other materials or allow any such materials to remain in the Outside Areas, except in designated enclosed trash areas. Tenant shall not conduct or permit any auctions, sheriff's sales or other like activities at the Premises or any portion thereof.

     5.3 RESTRICTIONS. Without limiting the provisions of Section 5.2, Tenant shall throughout the Term timely comply with all of the terms, provisions, conditions and restrictions of the Restrictions which pertain to, restrict or affect the Premises or Tenant's use thereof, including the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions of the Restrictions.

     5.4 LANDLORD'S RIGHT OF ENTRY. Landlord and Landlord's Agents shall, subject to advance scheduling with Tenant, have the right to enter the Premises at all reasonable times except for emergencies in which case no notice shall be required, to inspect the Premises, to take samples and conduct environmental investigations, to post notices of nonresponsibility and similar notices and signs indicating the availability of the Premises for sale, to show the Premises to interested parties such as prospective lenders and purchasers, to make Alterations or maintenance and repairs as required to be made by Landlord pursuant to this Lease, to perform Tenant's obligations as permitted pursuant to
Section 9.3 and, at any reasonable time after one hundred eighty (180) days prior to the expiration of the Ter, to place upon the Premises reasonable signs indicating the availability of the Premises for lease and to show the Premises to prospective tenants, all without being deemed to have caused an eviction of Tenant and without any liability to Tenant or abatement of Rent. The above rights are subject to reasonable security regulations of Tenant, and in exercising its rights set forth herein, Landlord shall use its good faith efforts to cause the least possible interference with Tenant's business. Landlord shall at all times have the right to retain a key which unlocks all of the doors in the Premises, excluding Tenant's vaults and safes, and Landlord and Landlord's Agents shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency to obtain entry to the Premises, and any entry to the Premises so obtained by Landlord or Landlord's Agents shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

                                   ARTICLE VI

                               HAZARDOUS MATERIALS

     6.1 DEFINITION OF TERMS. For purposes of this Lease, (a) the term "Hazardous Materials" means any chemicals, substance, material, controlled substance, object, condition,

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waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potential harmful properties or effects, including petroleum and petroleum products, asbestos and asbestos-containing materials, radon, polychlorinated biphenyls
(PCBs), and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner, based directly or indirectly upon such properties or effects, pursuant to any Applicable Laws relating to the environment, except that the term "Hazardous Materials" does not include chemicals, substances, materials, controlled substances, objections, conditions, wastes, living organizations or combinations thereof when used or stored for use as cleaning or office supplies, or consumer products; (b) "Remedial Action" shall mean any investigation, sampling, analysis, monitoring, installation, operation and maintenance, treatment, excavation, containment, closure, clean up, removal actions, remediation, restoration, reclamation and/or corrective actions, including the preparation and filing of any reports or submittals related thereto and the signing of any manifests for the off-site transportation and disposal of Hazardous Materials; and (c) "Release" shall have the meaning set forth in section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601.

     6.2 USE OF HAZARDOUS MATERIALS. Tenant shall not use or permit the Premises to be used for the primary purpose of storing, manufacturing or generating Hazardous Materials and any Hazardous Materials brought upon, stored, used, generated or Released into the environment or disposed of on, under, from or about the Premises (which for purposes of this Article VI shall include subsurface soil and ground water) by Tenant or Tenant's Agents shall be stored, used and disposed of in a manner that complies with all Applicable Laws regulating such Hazardous Materials and with good business practice. Landlord may, in its reasonable discretion, place such conditions as Landlord deems appropriate with respect to such Hazardous Materials, and may further require that Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Materials are necessary or useful to Tenant's business and will be generated, stored, used and disposed of in a manner that complies with all Applicable Laws regulating such Hazardous Materials and with good business practices.

     6.3 ENVIRONMENTAL QUESTIONNAIRE. Prior the execution of this Lease, Tenant has delivered to Landlord an Environmental Questionnaire and Disclosure Statement (the "Environmental Questionnaire"), Tenant represents and warrants that all information contained in the Environmental Questionnaire is true and correct to the best of Tenant's knowledge and belief. Without limiting or otherwise affecting the provisions of Section 6.2 above, on each anniversary of the Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the Disclosure Date occurring after the expiration or sooner termination of this Lease, Tenant shall disclose to Landlord in writing upon Landlord's written request the general categories and approximate amounts of all Hazardous Materials, or any combination thereof, which were stored, generated, used or disposed of on, under or about the Premises for the twelve-month period prior to each Disclosure Date, and which Tenant intends to store, generate, use or dispose of on, under or about the Premises through the next Disclosure Date. At Landlord's option, Tenant's disclosure obligations under this Section 6.3 shall include a requirement that Tenant update the Environmental Questionnaire, as the same may reasonably be modified by Landlord from time to time. In addition to the foregoing, Tenant

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shall promptly notify Landlord of, and shall promptly provide Landlord with true, correct, complete and legible copies of, all of the following environmental items relating to the Premises reports filed with governmental agencies pursuant to any self-reporting requirements, reports filed with governmental agencies pursuant to any Applicable Laws or this Lease, all permit applications, permits, monitoring reports, workplace exposure and community exposure warnings or notices, all other non-privileged reports, disclosures, plans or documents relating to water discharges, air pollution, waste generation or disposal, underground storage tanks or Hazardous Materials; all non-privileged orders, reports, notices, listings and correspondence of or concerning the release, investigation, compliance, clean up, remedial and corrective actions, and abatement of Hazardous Materials at the Premises whether or not required by Applicable Laws; and all complaints, pleadings and other legal documents filed against Tenant related to Tenant's use, handling, storage or disposal of Hazardous Materials at the Premises, except that in no event shall Tenant be required to disclose confidential business information to Landlord. Notwithstanding the foregoing, Tenant shall, with respect to any privileged orders, reports, notices and correspondence provide to Tenant all relevant facts contained therein to the extent doing so will not jeopardize or waive the privilege.

     6.4 INSPECTION; COMPLIANCE. Landlord and Landlord's Agents shall have the right, but not the obligation, to inspect, investigate, sample and/or monitor the Premises, including any air, soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses, at any time to determine whether Tenant is complying with the terms of this Article VI, and in connection therewith, Tenant shall provide Landlord with reasonable access to all relevant facilities, records any personnel. Landlord shall inform Tenant of the results of any Environmental Investigations undertaken by Landlord pursuant to the foregoing sentence, and shall provide Tenant with copies of any reports, documents, or correspondence produced as a result thereof within 5 days of receipt. Except as required by Applicable Law, Landlord shall disclose the results of any Environmental Investigations to any third party until disclosing the results to Tenant and providing Tenant with a reasonable opportunity to make such disclosures as may be appropriate to mitigate Tenant's liability under Applicable Law. If Tenant is not in compliance with any of the provisions of this Article VI, or in the event of a Release of any Hazardous Material on, under, from or about the Premises, Landlord and Landlord's Agents shall provide Tenant with a reasonable opportunity to cure the non-compliance or to respond to the Release. In the event Tenant does not do so, Landlord shall have the right, but not the obligation, without limitations on any of Landlord's other rights and remedies under this Lease, to immediately enter upon the Premises and to discharge Tenant's obligations under this Article VI at Tenant's expense, including the taking of emergency or long-term remedial action if appropriate under the circumstances. Landlord's Agents shall endeavor to minimize interference with Tenant's business but shall be liable for any such interference only to the extent it arises from Landlord's or Landlord's Agents' gross negligence, willful misconduct or non-compliance with Applicable Law. In addition, Landlord, at Tenant's sole cost and expense, shall have the right, but not the obligation, to join and participate in any legal proceedings or actions initiated in connection with any claims or causes of action arising out of the storage, generation, use or disposal by Tenant or Tenant's Agents of Hazardous Materials on, under, from or about the Premises. All sums reasonably disbursed, deposited or incurred by Landlord in connection herewith, including all reasonable costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, on demand by Landlord, together with interest thereon at the Applicable Rate from the date of such demand until paid by Tenant.

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     6.5   TENANT OBLIGATIONS. If the presence of any Hazardous Materials on, under or about the Premises caused by Tenant or Tenant's Agents results in (i) injury to any person, (ii) injury to or contamination of the Premises or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its sole cost and expense, shall promptly take all actions necessary to remedy or repair any such injury or contamination to the extent required by Applicable Law and as necessary to protect human health and the environment. Without limiting any other rights or remedies of Landlord under this Lease, Tenant shall pay the cost of any cleanup work performed on, under or about the Premises as requested by this Lease or any Applicable Laws in connection with the removal, disposal, neutralization or other treatment of such Hazardous Materials caused by Tenant or Tenant's Agents. If Landlord has reason to believe that Tenant or Tenant's Agents may have caused the Release of a Hazardous Material on, under, from or about the Premises, then Landlord may require Tenant, at Tenant's sole cost and expense, to conduct monitoring activities on or about the Premises reasonably satisfactory to Landlord concerning such Release of Hazardous Materials on, under, from or about the Premises. Notwithstanding anything in the foregoing, Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably delayed, conditioned or withheld, take any Remedial Action in response to the present of any Hazardous Materials on, under or about he Premises, or enter into any settlement agreement, consent decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided, however, Landlord's prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under or about the Premises (a) poses an immediate threat to the health, safety or welfare of any individual or (b) is of such a nature that an immediate Remedial Action is necessary and it is not possible to obtain Landlord's consent before taking such action.

     6.6 INDEMNIFICATION. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, hold harmless, protect and defend (with attorneys acceptable to Landlord) Landlord and Landlord's Agents, and any successors to all or any portion of Landlord's interest in the Premises, or any part thereof, and their directors, officers, partners, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all liabilities, losses, damages (including damages for the loss or restriction on use of rentable or usable space or any amenity of the premises or damages arising from any adverse impact on marketing of space in the Premises), diminution in the value of the Premises, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including reasonable attorneys' fees, disbursements and court costs and all other professional or consultant's expenses), whether foreseeable or unforeseeable ('Environmental Losses"), to the extent caused by Tenant's use, generation, storage, treatment, on or off-site disposal or transportation of Hazardous Materials on, into , from, under or about the Premises, or any part thereof, by Tenant or Tenant's Agents ("Tenant Environmental Conditions:), and specifically including the cost of any required or necessary repair, restoration, clean-up (including the costs of investigation and removal of Hazardous Materials) or Remedial Action at the Premises, or any part thereof, and the preparation of any closure or other required plans, whether or not such action is required or necessary during the Term or after the expiration of this Lease, but expressly excluding any Environmental Losses to the extent arising from the actions of third parties during the Term not acting on Tenant's behalf. To the fullest extent permitted by law, Landlord hereby agrees to indemnify, hold harmless, protect and defend (with attorneys acceptable to Tenant) Tenant and Tenant's Agents, and their directors, officers, partners, employees, authorized agents, affiliates, representatives and Mortgagees, from and against any and all Environmental Losses to the extent arising from causes

                                       11
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other than Tenant Environmental Conditions, but expressly excluding any
Environmental Losses to the extent arising from the actions of third parties during the Term not acting on Landlord's behalf.

     6.7 LANDLORD'S DISCLOSURES. Landlord has previously provided to Tenant, and Tenant hereby acknowledges, certain facts relating to Hazardous Materials at the Premises known by Landlord to exist as of the date of this Lease, as more particularly described in the Phase I Environmental Site Assessment prepared by Law Engineering and Environmental Services dated May 26, 1999, covering the Premises and property adjacent thereto. Nothing contained in this Section 6.7 in any way reduces Landlord's liability to Tenant pursuant to Section 6.6.

     6.8 ENVIRONMENTAL REPRESENTATIONS, WARRANTIES AND OBLIGATIONS. Notwithstanding any other provision of this Article VI, Landlord and Tenant acknowledge and agree that (1) as between Landlord and Tenant, Tenant shall not be deemed the owner or generator of Hazardous Materials to the extent the same exist at, on, in, under or from the Premises as of the date hereof; (2) Landlord shall be responsible for (a) any environmental condition at the Premises that is not a Tenant Environmental Condition or is not expressly excluded from Landlord's liability under Section 6.6, and (b) for the environmental condition of the Premises as the same exist on the date hereof (including, but not limited to, any Hazardous Materials present or Released at, on, in, under or from the Premises as of the date hereof and any subsequent migration thereof) and for any Remedial Action that may be required as a result of such Release or condition, and (3) each shall immediately notify the other if it receives any notice, written or oral, informal or formal, concerning allegations of (i) violation of Applicable Laws at the Premises or (ii) Releases. Landlord shall take such Remedial Action, at its sole expense, as necessary to respond to a Release to the extent that it is not a Tenant Environmental Condition in accordance with Applicable Law, and, as necessary to protect human health and the environment and to remedy or repair any such injury or contamination to the extent required by Applicable Law. For any Remedial Action performed by Landlord, Landlord shall obtain all necessary licenses, permits and approvals to perform the Remedial Action and shall promptly perform any Remedial Action and dispose of all materials generated in the course of the Remedial Action in accordance with Applicable Law.

                                   ARTICLE VII

                                TAXES; UTILITIES

     7.1 PAYMENT OF REAL PROPERTY TAXES. Tenant shall pay all Real Property Taxes (as hereinafter defined) levied against the Premises during the Term. Such payments shall be based on tax bills and notices received by Landlord pertaining to the Premises (and if Tenant receives any such tax bills or notices, Tenant shall immediately forward same to Landlord) and such payment shall be made on or before the last to occur of (i) thirty (30) days after Tenant's receipt of Landlord's statement or invoice therefor, which statement or invoice shall be accompanied by reasonable evidence of the amount of such Real Property Taxes, including the underlying tax bill; or (ii) the date which is ten (10) days preceding the last day such Real Property Taxes are payable without penalty.

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     7.2   DEFINITION OF REAL PROPERTY TAXES. The term "Real Property Taxes"
means any form of tax, assessment, charge, license, fee, rent tax, levy, penalty (only if a result of Tenant's delinquency), real property or other tax (other than Landlord's net income, estate, succession, inheritance, or franchise taxes), now or hereafter imposed with respect to the Premises or any part thereof (including the Tenant Improvements and any Alterations), this Lease or any Rent payable under this Lease by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement district or other district or division thereof, whether such tax or any portion thereof (i) is determined by the area of the Premises or any part thereof or the Rent payable under this Lease by Tenant including any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of the Rent due under this Lease; (ii) is levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes with respect to the Premises or any part thereof whether or not now customary or within the contemplation of Landlord or Tenant; or (iii) is based upon any legal or equitable interest of Landlord in the Premises or any part thereof.

     7.3 APPORTIONMENT OF TAXES. If the Premises is assessed as part of a larger parcel, then Landlord shall equitably apportion the Real Property Taxes assessed against the real property which includes the Premises and reasonably determine the amount of Real Property Taxes attributable to the Premises.

     7.4 TAXES ON TENANT'S PERSONAL PROPERTY; PERMITTED CONTESTS. Tenant shall be directly responsible for and shall pay the full amount of all taxes levied on Tenant's Personal Property, and shall hold Landlord free and harmless therefrom. If any such taxes are included in the tax bill for Real Property Taxes of the Premises, Tenant shall reimburse Landlord therefor in the manner described in
Section 7.1 and shall use commercially reasonable efforts with the applicable tax authorities to have such personal property taxes removed from the Real Property Taxes bill. Tenant may contest the amount or validity of any Real Property Taxes or taxes levied on Tenant's Personal Property by appropriate proceedings, provided that Tenant gives Landlord prior Notice of any such contest and keeps Landlord advised as to all proceedings, and provided further that Tenant shall continue to reimburse Landlord for Landlord's payment of such Real Property Taxes unless such proceedings shall operate to prevent or stay such payment and the collection of the tax so contested. Landlord shall join in any such proceedings if any Applicable Laws shall so require or if requested to join by Tenant.

     7.5 UTILITIES AND SERVICES. Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, heat, light, power, telephone, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Except if caused by Landlord's gross negligence or willful misconduct, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises.

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                                  ARTICLE VIII

                                   ALTERATIONS

     8.1 PERMITTED ALTERATIONS. Tenant shall have the right to make Alterations in, on or about the Premises without the prior written consent of Landlord, as long as such Alterations do not (i) affect or penetrate any of the structural portions of the Building, including the roof: (ii) require any change to the structural or mechanical components of the Building; (iii) interfere in any manner with the proper functioning of or Landlord's access to any mechanical, electrical, plumbing or HVAC systems, facilities or equipment located in or serving the Building, or (iv) cost in excess of $25,000 for any single Alteration or in excess of $100,000 in any calendar year when considered together with all prior Alterations made during such year. All Alterations shall be constructed pursuant to plans and specifications previously approved in writing by Landlord, shall be installed by a licensed contractor at Tenant's sole expense in compliance with all Applicable Laws and shall be accomplished in a good and workmanlike manner conforming in quality and design with the Building existing as of the Commencement Date. All Alterations made by Tenant shall be and become the property of Landlord upon the installation thereof and shall not be deemed Tenant's Personal Property; provided, however, that Landlord may, at its option given at the time Landlord consents to the particular Alteration, require that Tenant, upon the termination of this Lease, at Tenant's expense, remove any or all non-structural Alterations installed by or on behalf of Tenant and repair any damage to Premises caused by such removal. Except as otherwise provided for in this Lease, Tenant shall be solely responsible for the maintenance, repair and replacement of any and all Alterations made by or on behalf of Tenant (including by Landlord on behalf of Tenant) to the Premises.

     8.2 TRADE FIXTURES. Tenant shall, at its own expense, provide, install and maintain in good condition all of Tenant's Personal Property required in the conduct of its business in the Premises.

     8.3 MECHANICS' LIENS. Tenant shall give Landlord Notice of Tenant's intention to perform any work on the premises which might result in any claim of lien at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record a notice of nonresponsibility or other notice Landlord deems proper prior to the commencement of any such work. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the property of which the Premises are a part or against Tenant's leasehold interest in the Premises. If Tenant fails to cause the release of record of any lien(s) filed against the Premises or its leasehold estate therein by payment or posting of a proper bond within thirty (30) days from the date of the lien filing(s), then Landlord may, at Tenant's expense, cause such lien(s) to be released by any means Landlord deems proper, including payment of or defense against the claim giving rise to the lien(s). All sums reasonably disbursed, deposited or incurred by Landlord in connection with the release of the lien(s), including reasonable attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent, within thirty (30) days after demand by Landlord.

                                   ARTICLE IX

                             MAINTENANCE AND REPAIR

     9.1 LANDLORD'S OBLIGATIONS; TENANT'S OBLIGATIONS. Landlord, at its own cost, shall repair, replace and maintain in good condition the Building' footings and structural frame, roof, floors (but not floor coverings), and exterior walls (but not paint or other non-structural wall coverings). Except to the extent Landlord is obligated hereunder, Tenant, at its own cost, shall maintain, repair and replace all other aspects of the Premises, including but not limited to all doors, garage doors, windows, the HVAC, plumbing, mechanical and electrical systems, and any fixtures, machinery or equipment thereon, as well as all of the grounds (i.e., landscaping) and parking facilities on the Premises (i.e., sweeping and cleaning as needed but not slurry coating). Tenant, as its own cost, shall also be responsible for providing janitorial services and trash removal for the Premises.

     9.2 WAIVER. Tenant hereby waives all rights provided for by the provisions of Sections 1941 and 1942 of the California Civil Code and any present or future laws regarding Tenant's right to make repairs at the expense of Landlord or to terminate this Lease because of the condition of the Premises.

     9.3 SELF-HELP. If either party refuses or fails to repair and maintain the Premises as required hereunder within thirty (30) days from the date on which it receives a written demand to effect such repair and maintenance, the party giving such notice may enter upon the Premises and make such repairs or perform such maintenance without liability to the other for any loss or damage that may accrued to it or its merchandise, fixtures or other property or to its business by reason thereof. All sums reasonably disbursed, deposited or incurred by the party exercising its self-help rights in connection with such repairs or maintenance, plus ten percent (10%) for overhead, shall be due and payable within thirty (30) days after demand therefor.

                                    ARTICLE X

                                     PARKING

     Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than as otherwise may be permitted by Applicable Laws.

                                   ARTICLE XI

                             INDEMNITY AND INSURANCE

     11.1 INDEMNIFICATION. To the fullest extent permitted by law, Tenant and Landlord each hereby agree to defend (with attorneys acceptable to Landlord), indemnify, protect and hold harmless the other and its Agents and any successors to all or any portion of its interest in the Premises and their directors, officers, partners, employees, authorized agents, representatives, affiliates and Mortgagees, from and against any all damage, loss, claim, liability and expense, including actual attorneys' fees and legal costs, incurred directly or indirectly by reason of any claim, suit or judgment brought by or on behalf of any person or persons for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons which arise out of, are occasioned by, or are in any way attributable to their grossly negligent acts or omissions, including any Event of Default hereunder.

     11.2 INSURANCE. Tenant shall maintain in full force and effect at all times during the Term (plus such earlier and later periods as Tenant may be in occupancy of the Premises), at its sole cost and expense, for the protection of Tenant, Landlord and Landlord's Agents and Mortgagees, policies of insurance issued by a carrier or carriers acceptable to Landlord and the Mortgagees which afford the following coverages: (i) statutory workers' compensation, (ii) employer's liability with minimum limits of Five Hundred Thousand Dollars ($500,000) per incident, Five Hundred Thousand Dollars ($500,000) per employee for bodily injury by disease, and Five Hundred Thousand Dollars ($500,000) policy limit for bodily injury by disease, or such greater amounts as may be required by Applicable Laws; (iii) commercial general liability insurance insuring against claims, including bodily injury, personal injury, advertising injury, and property damage based upon, involving, or arising out of the use, occupancy, or maintenance of the Premises, and with coverage, including blanket contractual liability (including the indemnity set forth in Section 11.1), fire and water legal liability, and broad from property damage, containing an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire, having not less than the limits set forth in EXHIBIT F, naming Landlord, the Mortgagees, and the Additional Insureds named in the Basic Lease Provisions as named insureds, and including a cross-liability or severability of interests endorsement; (iv) business auto liability which insures against bodily injury and property damage claims arising out of the ownership, maintenance or use of any auto, having limits of not less than the amount set forth in EXHIBIT F and naming landlord, the Mortgagees, and the Additional Insureds named in the Basic Lease Provisions as named insureds; and (v) umbrella excess liability insurance, providing coverage in excess of the commercial general liability, business auto liability, and employers liability insurance required herein, and which insures against bodily injury, property damage, personal injury and advertising injury claims with limits of not less than the amounts set forth in EXHIBIT F (which limits shall be in addition to and not including those stated for underlying commercial general liability, business auto liability, and employers liability insurance), naming Landlord, the Mortgagees, and the Additional Insureds named in the Basic Lease Provisions as named insureds. In addition, Tenant shall obtain and keep in force during the Term, at its sole cost and expense, (a) an "all risk" property policy in the amount of the full replacement cost covering, Tenant's Personal Property, the Tenant Improvements and any Alterations made by or at the request of Tenant, with Landlord insured as its interest may appear; and (b) an "all risk" policy of business interruption insurance providing coverage of not less than one hundred percent (100%) of Tenant's gross revenue generated from the Premises during the previous twelve (12) months covering a period of at least twelve (12) months.

     11.3 HAZARDOUS MATERIALS. In the event Landlord consents to Tenant's use, generation or storage of Hazardous Materials on, under or about the Premises pursuant to Section 6.2, Landlord shall have the continuing right to require Tenant, at Tenant's sole cost and expense, to purchase insurance reasonably specified and approved by Landlord, with coverage of no less Five Million Dollars ($5,000,000), insuring (i) any Hazardous Materials shall be removed from the Premises; (ii) the Premises shall be restored to a clean, neat, attractive, healthy, safe and sanitary condition; and (iii) any liability of Tenant, Landlord and Landlord's Agents arising from such Hazardous Materials. Notwithstanding the foregoing, Tenant shall have no obligation to carry such additional insurance so long as Tenant is in compliance with the first sentence of Section 6.2.

     11.4 DEDUCTIBLES; BLANKET COVERAGE. Any policy of insurance required pursuant to this Lease containing a deductible exceeding Ten Thousand Dollars ($10,000) per occurrence must be approved in writing by Landlord prior to the issuance of such policy. Tenant shall be solely responsible for the payment of any deductible. Any insurance required of Tenant pursuant to this Lease may be provided by means of a so-called "blanket policy," so long as (i) the Premises are specifically covered (by rider, endorsement or otherwise), (ii) the limits of the policy are applicable on a "per location" basis to the Premises and provide for restoration of the aggregate limits and (iii) the policy otherwise complies with the provisions of this Lease.

     11.5 INCREASED COVERAGE. Upon demand, Tenant shall provide Landlord, at Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or the Mortgagees may reasonably require.

     11.6 SUFFICIENCY OF COVERAGE. Neither Landlord nor any of Landlord's Agents makes any representation that the types of insurance and limits specified to be carried by Tenant under this Lease are adequate to protect Tenant. If Tenant believes that any such insurance coverage is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate. Nothing contained herein shall limit Tenant's liability under this Lease, and Tenant's liability under any provision of this Lease, including under any indemnity provision, shall not be limited to the amount of any insurance obtained.

     11.7 INSURANCE REQUIREMENTS. Tenant's insurance (i) shall be in a form satisfactory to Landlord and the Mortgagees and shall be carried with companies that are licensed to do business in the State of California and have a general policyholder's rating of not less than "A VIII" and that are determined by Landlord, in its sole discretion, as financially sound on a current basis, (ii) shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days prior written notice to Landlord, except for non-payment of premiums in which case at least ten (10) days notice shall be given, and (iii) shall be primary, and any insurance carried by Landlord or Landlord's Agents shall be noncontributing. Tenant's policy or policies, or duly executed certificates for them in the form and content of EXHIBIT G attached hereto, shall be deposited with Landlord prior to the Commencement Date, and prior to renewal of such policies. If Tenant fails to procure and maintain the insurance required to be procured by Tenant under this Lease, Landlord may, but shall not be required to, order such insurance at Tenant's expense. All sums reasonably incurred by Landlord in connection therewith, including all costs, expenses and actual attorneys' fees, shall be due and payable by Tenant to Landlord, as an item of Additional Rent.

     11.8 IMPOUND FUNDS. If requested by any Mortgagee to whom Landlord has granted a security interest in the premises, Tenant shall pay Mortgagee, or Landlord if so requested by Mortgagee, concurrently with each payment of Monthly Rent, a sum equal to one-twelfth (1/12) of the annual insurance premiums payable by Tenant for all insurance which Tenant is required to obtain pursuant to this
Article XI. Such sums (the "Impound Funds") shall be held by

Mortgagee or Landlord, as appropriate, and applied to the payment of such insurance premiums when due.

     11.9 LANDLORD'S DISCLAIMER. Notwithstanding any other provisions of this Lease, and to the fullest extent permitted by law, Landlord and Landlord's Agents shall not be liable for any loss or damage to persons or property resulting from theft, vandalism, fire, explosion, falling materials, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Premises, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord. Landlord and Landlord's Agents shall not be liable for interference with light or air, or for any latent defect in the Premises except as otherwise expressly provided in this Lease. Tenant shall give prompt Notice to Landlord in case of a casualty, accident or repair needed to the Premises.

     11.10 LANDLORD'S INSURANCE. Landlord shall maintain (i) commercial general liability insurance insuring against injury or death to persons occurring in, on or about the Building, such insurance to afford protection to the limit of not less than $1,000,000 for any occurrence and not less than $5,000,000 as an aggregate limit, (ii) a policy or policies of insurance, with deductibles not in excess of $10,000 unless approved in writing by Tenant, covering loss or damage to the Premises including any fixtures and equipment normally covered under a "Boiler and Machinery" policy (as such term is used in the insurance industry) but not Tenant's Personal Property, at least in the amount of the full replacement cost thereof, against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils ("all risk," as such term is used in the insurance industry, including, at Tenant's option, collapse, earthquake and flood) and other perils as deemed necessary by Tenant, with a stipulated value or agreed amount endorsement deleting any co-insurance provision of said policy or policies; and (iii) loss of rental income insurance. The cost of the insurance policy described in
(i)-(iii) above shall be paid by Tenant as Additional Rent. Such insurance policies shall provide for payment of loss thereunder to Landlord or, at Landlord's election, to the Mortgagees. Such policies shall be carried with a company that is licensed to do business in the State of California and has a general policyholder's rating of not less than "A VII" and that are determined by tenant, in its sole discretion, as financially sound on a current basis. Notwithstanding the foregoing, at any time during the Term, if Tenant reasonably determines that it would be more cost effective for Tenant to obtain the insurance described in sub-section (i)-(iii) above through its insurance provider, Tenant shall have the right to carry such insurance directly, subject to approval of any Mortgagee and Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and provided Tenant agrees to reimburse Mortgagee and Landlord for all reasonable out-of-pocket attorneys' fees and related costs and expenses related to such change, and in such event Tenant shall have no further obligation to reimburse Landlord for such insurance.

     11.11 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waives all rights of recovery, claim, action, or cause of action against the other, for any loss or damage that may occur to the Premises, or any part thereof, or any personal property of such party therein, including Tenant's Personal Property, by reason of any peril required to be insured against under this Lease, regardless of cause of origin, including negligence of the other party. Tenant and Landlord covenant that, to the fullest extent permitted by law, no insurer shall hold any rights of subrogation against the other. Tenant shall advise its insurers of the foregoing and such waiver shall be permitted under any policies maintained by Tenant pursuant to Section 11.2. Notwithstanding the foregoing, it is agreed that (i) nothing contained herein shall absolve either party of its obligations of maintenance and repair and payment of insurance deductibles under this Lease; and (ii) in the event that any loss is due to the act, omission or negligence or willful misconduct of either party or their respective Agents, each party's liability insurance shall be primary and shall cover all losses and damages prior to any other insurance hereunder.

                                   ARTICLE XII

                              DAMAGE OR DESTRUCTION

     12.1 LANDLORD'S OBLIGATION TO REBUILD. If the Premises are damaged or destroyed by fire or other casualty (a "Casualty"), Tenant shall promptly give notice thereof to Landlord, and Landlord shall thereafter repair the Premises as set forth in Sections 12.4 and 12.5 unless Landlord has the right to terminate this Lease as provided in Section 12.2 and Landlord elects to so terminate or Tenant has the right to terminate this Lease as provided in Section 12.3 and Tenant elects to so terminate.

     12.2 LANDLORD'S RIGHT TO TERMINATE. Landlord shall have the right to terminate this Lease following a Casualty if any of the following occurs: (i) insurance proceeds (together with any additional amounts Tenant elects, at its option, to contribute) are not available to Landlord to pay one hundred percent (100%) of the cost to fully repair the Premises, excluding the deductible (for which Tenant shall pay such deductible); (ii) Landlord determines that the Premises cannot, with reasonable diligence, be fully repaired by Landlord (or cannot be safely repaired because of the presence of hazardous factors, including Hazardous Materials, earthquake faults, radiation, chemical waste and other similar dangers) within four hundred fifty (450) days after the date of such Casualty; (ii) the Premises are destroyed or damaged during the last twelve
(12) of the Term; or (iii) an Event of Default has occurred and is continuing at the time of such Casualty. If Landlord elects to terminate this Lease following a Casualty pursuant to this Section 12.2, Landlord shall give Tenant Notice of its election to terminate within thirty (30) days after Landlord has knowledge of such casualty, and this Lease shall terminate on the earlier of thirty (30) days after the date Tenant's use and occupancy of the Premises ceased.

     12.3 TENANT'S RIGHT TO TERMINATE. Tenant shall have the right to terminate this Lease following the destruction of the Premises (or damage to the Premises so extensive as to reasonably prevent Tenant's substantial use and enjoyment of the Premises) if (i) the Premises cannot, with reasonable diligence, be fully repaired by Landlord within three hundred and sixty (360) days after the date of the damage or destruction, as reasonably determined by Landlord; or (ii) the damage or destruction occurs during the last twelve (12) months of the Term. Notwithstanding the foregoing, Tenant shall not have the right to terminate under this Section 12.3 if (a) an Event of Default has occurred and is continuing at the time of such damage or destruction or at the time of exercising the right to terminate; or (b) the damage or destruction was caused, in whole or in part, by the gross negligence or willful misconduct of Tenant or Tenant's Agents. If Tenant elects to terminate this Lease pursuant to this
Section 12.3, Tenant shall give Landlord Notice of its election to terminate within thirty (30) days after the date of such damage or destruction, and this Lease shall terminate on the earlier of thirty (30) days after the date of such Notice or the date Tenant's use and occupancy of the Premises ceased.

     12.4 EFFECT OF TERMINATION. If this Lease is terminated following a Casualty pursuant to Section 12.2 or Section 12.3, Landlord shall, subject to the rights of the Mortgagees, be entitled to receive and retain all the insurance proceeds resulting from or attributable to such Casualty, except for those proceeds payable under policies obtained by Tenant which specifically insure Tenant's Personal Property. If neither party exercises any such right to terminate this Lease, this Lease will continue in full force and effect, and Landlord shall, promptly following the tenth (10th) day after the date of such Casualty and receipt of the amounts set forth in clause (i) of Section 12.2, commence the process of obtaining necessary permits and approvals for the repair of the Premises, and shall commence such repair and prosecute the same diligently and continuously to completion as soon thereafter as is practicable. Tenant shall fully cooperate with Landlord in removing Tenant's Personal Property and any debris from the Premises to facilitate the making of such repairs.

     12.5 LIMITED OBLIGATION TO REPAIR. Landlord's obligation, should it elect or be obligated to repair the Premises following a Casualty, shall be limited to the basic Building, Tenant Improvements and any Alterations made by or at the request of Tenant, and Tenant shall, at its expense, replace or fully repair all Tenant's Personal Property installed by Tenant existing at the time of such Casualty. If the Premises are to be repaired in accordance with the foregoing, Tenant shall make available to Landlord any portion of insurance proceeds it receives which are allocable to the Tenant Improvements.

     12.6 ABATEMENT OF MONTHLY RENT. During any period when there is material interference with Tenant's use of the Premises by reason of a Casualty, Monthly Rent shall be temporarily abated in proportion to the degree of such substantial interference, but only to the extent of any loss of income insurance proceeds are available to Landlord (if Landlord is obligated to carry such insurance) or
(ii) received by Landlord (if Tenant has elected to carry such insurance directly) from the insurance described in Section 11.10. Such abatement shall commence upon the date Tenant notifies Landlord of such Casualty and shall end upon the substantial completion of the repair of the Premises which Landlord undertakes or is obligated to undertake hereunder. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, Tenant's Personal Property or other damage or any inconvenience occasioned by a Casualty or by the repair or restoration of the Premises thereafter, including any consequential damages, opportunity costs or lost profits incurred or suffered by Tenant. Tenant hereby waives the provisions of
Section 1932(2) and Section 1933(4) of the California Civil Code and the provisions of any similar or successor statutes.

                                  ARTICLE XIII

                                  CONDEMNATION

     13.1 TOTAL TAKING--TERMINATION. If title to the Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Building will not result in the Building being reasonably suitable for

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Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date possession of the Building or part thereof is so taken.

     13.2 PARTIAL TAKING. If any part of the Building is taken for any public or quasi-public use under any statute or by right of eminent domain and the remaining part is reasonably suitable for Tenant's continued occupancy for the uses permitted by this Lease, this Lease shall, as to the part so taken, terminates as of the date that possession of such part of the Building is taken and the Monthly Rent shall be reduced in the same proportion that the floor area of the portion of the Building so taken (less any addition thereto by reason of any reconstruction) bears to the original Building Square Footage, as determined by Landlord. Landlord shall, at its own cost and expense, make all necessary repairs or alterations to the Building so as to make the portion of the Building not taken a complete architectural unit. Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Building. If severance damages from the condemning authority are not available to Landlord in sufficient amounts to permit such restoration, Landlord may terminate this Lease upon Notice to Tenant; provided, however, that Landlord shall not be permitted to terminate this Lease if Tenant agrees to provide such additional funds as may be necessary to complete such restoration. Monthly Rent due and payable hereunder shall be temporarily abated during such restoration period in proportion to the degree to which there is interference with Tenant's use of the Building, as determined by Landlord.

     Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any present or future law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.

     13.3 TAKING OF PARKING AREAS. In the event there shall be a taking of portions of the Premises designated for vehicle parking under this Lease such that Tenant can no longer park the number of vehicle parking spaces required by Applicable Laws, Landlord may substitute reasonably equivalent parking spaces in a location reasonably close to the Building; provided that if Landlord fails to make such substitution within ninety (90) days following the taking and if the taking materially impairs Tenant's use and enjoyment of the Premises, Tenant may, at its option, terminate this Lease by giving Landlord notice of its election to terminate within thirty (30) days after the expiration of such 30-day period. In the event of such termination by Tenant, this Lease shall terminate thirty (30) days after the date of such Notice.

     If this Lease is not so terminated by Tenant, there shall be no abatement of Rent and this Lease shall continue in full force and effect.

     13.4 NO APPORTIONMENT OF AWARD. No award for any total taking shall be apportioned, it being agreed and understood that Landlord shall be entitled to the entire award for any entire taking. Any award for any partial taking shall be apportioned such that Landlord receives the entire portion of such award allocated to the base building shell and Tenant receives the entire portion of such award allocated to the Tenant Improvements, including any Alterations made during the Term. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business or its moving costs, or for the loss of its goodwill.

     13.5 TEMPORARY TAKING. No temporary taking of the Building (which for purposes hereof shall mean a taking of all or any part of the Building for ninety (90) days or less) shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Section 13.5.

     13.6 SALE UNDER THREAT OF CONDEMNATION. A sale made in good faith to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Article XIII.

                                   ARTICLE XIV

                            ASSIGNMENT AND SUBLETTING

     14.1 PROHIBITION. Exception as otherwise provided herein, Tenant shall not directly or indirectly, voluntarily or by operation of law, assign (which term shall include any transfer, assignment, pledge, mortgage or hypothecation) this Lease, or any right or interest hereunder, or sublet the Premises or any part thereof, or allow any other person or entity to occupy or use all or any part of the Premises without first obtaining the written consent of Landlord in each instance, which such consent may be withheld in Landlord's sole discretion. No assignment, encumbrance, subletting, or other transfer in violation of the terms of this Article XIV, whether voluntary or involuntary, by operation of law, under legal process or proceedings, by receivership, in bankruptcy, or otherwise shall be valid or effective and, at the option of Landlord, shall constitute an Event of Default under this Lease. To the extent not prohibited by provisions of the Bankruptcy Code of 1978, 11 U.S.C. Section 101 ET SEQ. (the "Bankruptcy Code"), Tenant on behalf of itself, creditors, administrators and assigns waives the applicability of Sections 541(c) and 365(e) of the Bankruptcy Code unless the proposed assignee of the trustee for the estate of the bankrupt meets Landlord's standards for consent as set forth below. Landlord has entered into this Lease with Tenant in order to obtain for the benefit of the Premises the unique attraction of Tenant's name and business; the foregoing prohibition on assignment or subletting is expressly agreed to by Tenant in consideration of such fact. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered o Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

     14.2 LANDLORD'S CONSENT. In the event Landlord consents to any assignment or subletting, such consent shall not constitute a waiver of any of the restrictions of this Article XIV and the same shall apply to each successive assignment of subletting hereunder, if any. In no event shall Landlord's consent to an assignment or subletting affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), or relieve Tenant of any of its obligations hereunder without an express written release being given by Landlord. In the event that Landlord shall consent to an assignment or subletting under this Article XIV, such assignment or subletting shall not be effective under the assignee or sublessee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee or sublessee shall agree that the provisions contained in this Lease shall, notwithstanding such assignment or subletting, continue to be binding upon it with respect to all future assignments and sublettings. Such assignment or sublease agreement shall be duly executed and a fully executed copy thereof shall be delivered to Landlord, and Landlord may collect Monthly Rent and Additional Rent due hereunder directly from the assignee or sublessee. Collection of Monthly Rent and Additional Rent directly from an assignee or sublessee shall not constItute a consent or a waiver of the necessity of consent to such assignment of subletting, nor shall such collection constitute a recognition of such assignee or sublessee as the Tenant hereunder or a release of Tenant from the performance of all of its obligations hereunder.

     14.3 INFORMATION. Tenant shall notify Landlord in writing of Tenant's intent to assign this Lease or any aright or interest hereunder, or to sublease the Premises or any part thereof, and of the name of the proposed assignee or sublessee, the nature of the proposed assignee's or sublessee's business to be conducted on the Premises, the terms and provisions of the proposed assignment or sublease, a copy of the proposed assignment or sublease form, and such other information as Landlord may reasonably request concerning the proposed assignee or sublessee, including net worth, income statements and other financial statements for a two-year period preceding Tenant's request for consent, evidence of insurance complying with the requirements of Article XI, a completed Environmental Questionnaire from the proposed assignee or sublessee, and the fee described in Section 14.7.

     14.4 LANDLORD'S CONSENT. Landlord shall, within thirty (30) days of receipt of such Notice and all information requested by Landlord concerning the proposed assignee or sublessee, elect to take one of the following actions:

                (i)   consent to such proposed assignment or sublease; or

                (ii)  refuse to consent to such proposed assignment or sublease.

     14.5 CERTAIN TRANSFERS. The sale of all or substantially all of Tenant's assets (other than bulk sales in the ordinary course of business), or, if Tenant is a corporation, an unincorporated association, or a partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) (except for publicly traded shares of stock constituting a transfer of twenty-five percent (25%) or more in the aggregate, so long as no change in the controlling interests of Tenant occurs as a result thereof) shall be deemed an assignment within the meaning and provisions of this Article XIV.

     14.6 LANDLORD'S FEE AND EXPENSES. If Tenant requests Landlord's consent to an assignment or subletting by Tenant under this Lease, Tenant shall pay to Landlord a fee of Five Hundred Dollars ($500) and all of Landlord's out-of-pocket expenses not to exceed One Thousand Five Hundred Dollars ($1,500), including attorneys' fees reasonably incurred related to such assignment or subletting by Tenant, whether or not the assignment or subletting is approved.

     14.7 TRANSFER OF THE PREMISES BY LANDLORD. Upon any conveyance of the premises and assignment by Landlord of this Lease, Landlord shall and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment, and Tenant agrees to attorn to any entity purchasing or otherwise acquiring the Premises.

     14.8 PERMITTED TRANSFERS. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right without Landlord's consent to assign or sublet the Premises to the following (each a "Permitted Transferee"):

           (a) any Affiliate (as defined below) or Tenant, provided the transferee assumes and agrees in a writing to perform Tenant's obligations under this Lease arising after such transfer and to observe all terms and conditions of this Lease.

           (b) any corporation in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions regarding merger and consolidation of corporations, so long as:

                (i) Tenant's obligations hereunder are assumed in writing by the corporation surviving such merger or created by such consolidation; and

                (ii) The net worth of the surviving or created corporation is sufficient to perform the obligations of Tenant under this Lease; and

           (c) any corporation that acquires all or substantially all of Tenant's assets or stock, if such corporation's net wroth after such acquisition is sufficient to perform the obligations of Tenant under this Lease.

     Tenant shall provide Landlord with prior written notice of any assignment or sublet to a Permitted Transferee together with financial statements evidencing that the Permitted Transferee satisfies the net worth requirement set forth above, and a copy of the assignment or sublease document within thirty
(30) days after the Transfer. Tenant shall be entitled to keep any profits associated with any assignment or sublease.

                                   ARTICLE XV

                              DEFAULTS AND REMEDIES

     15.1 TENANT'S DEFAULT. At the option of Landlord, a default under this Lease by Tenant shall exist if any of the following events shall occur (each is called an "Event of Default");

                (i) Tenant fails to pay the Rent payable hereunder, as and when due, for a period of three (3) days after Notice by Landlord; provided, however, the Notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure;

                (ii) Any of Tenant's rights under this Lease are sold or otherwise transferred by or under court order or legal process or otherwise or if any of the actions described in Section 15.2 are taken by or against Tenant or any Guarantor;

                (iii) Tenant vacates or abandons the Premises while in default in the payment of Rent;

                (iv)  Tenant fails to timely comply with the provisions of
     Article VI ("Hazardous Materials"), Article XIV ("Assignment and Subletting"), Article XVI ("Subordination; Estoppel Certificate; Financials"), Section 21.5 ("Modifications for Mortgagees") or Section
     21.19 (Authority"); or

                (v) Tenant fails to observe, keep, perform or cure within thirty (30) days after Notice by Landlord any of the other terms, covenants, agreements or conditions contained in this Lease or those set forth in any other agreements or rules or regulations which Tenant is obligated to observe or perform. In the event such default reasonably could not be cured or corrected within such thirty-day period, but is reasonably susceptible to cure or correction, then Tenant shall not be in default hereunder if Tenant commences the cure or correction of such default within such thirty-day period and diligently prosecutes the same to completion after commencing such cure or correction. The Notice required by this clause (viii) shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure.

           Notices given under this Section 15.1 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Premises. No such Notice shall be deemed a forfeiture or a termination of this Lease unless Landlord so elects in the Notice.

     15.2 BANKRUPTCY OR INSOLVENCY. In no event shall this Lease be assigned or assignable by operation of law and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding. In the event:

                (i) A court makes or enters any decree or order adjudging Tenant to be insolvent, or approving as properly filed by or against Tenant a petition seeking reorganization or other arrangement of Tenant under any provisions of the Bankruptcy Code or any applicable state law, or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of thirty (30) days:

                (ii) Tenant makes or suffers any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provisions of the Bankruptcy Code or any applicable state law;

                (iii) Tenant assigns its assets for the benefit of its creditors; or

                (iv) The material part of the property of Tenant or any property essential to Tenant's business or of Tenant's interest in this Lease is sequestered, attached or executed upon, and Tenant fails to secure a return or release of such property within ten (10) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; then this Lease shall, at Landlord's election, immediately terminate and be of no further force or effect whatsoever, without the necessity for any further action by Landlord, except that Tenant shall not be relieved of obligations which have accrued prior to the date of such termination. Upon such termination, the provisions herein relating to the expiration or earlier termination of this Lease shall control and Tenant shall immediately surrender the Premises in the condition required by the provisions of this Lease. Additionally, Landlord shall be entitled to all relief, including recovery of damages from Tenant, which may from time to time be permitted, or recoverable, under the Bankruptcy Code or any other applicable state laws.

     15.3 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, then, in addition to any without waiving any other rights and remedies available to Landlord at law or in equity or otherwise provided in this Lease, Landlord any, at its option, cumulatively or in the alternative, exercise the following remedies;

           (a) Landlord may terminate Tenant's right to possession of the Premises, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. No act by Landlord other than giving Notice to Tenant of Landlord's election to terminate Tenant's right to possession shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Termination shall terminate Tenant's right to possession of the Premises but shall not relieve Tenant of any obligation under this Lease which has accrued prior to the date of such termination. Upon such termination, Landlord shall have the right to re-enter the Premises, and remove all persons and property, and Landlord shall also be entitled to recover from Tenant;

                (i) The worth at the time of award of the unpaid Monthly Rent and Additional Rent which had been earned at the time of termination;

                (ii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                (iii) The worth at the time of award of the amount by which the unpaid Monthly Rent and Additional Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided;

                (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this

     Lease or which in the ordinary course of things would be likely to result from Tenant's default, including the cost of recovering possession of the Premises, commissions and other expenses of reletting, including necessary repair, demolition and renovation of the Premises to the condition existing immediately prior to Tenant's occupancy, the unamortized portion of any Tenant Improvements and brokerage commissions funded by Landlord in connection with this Lease, the cost of rectifying any damage to the Premises occasioned by the act or omission of Tenant, reasonable attorneys' fees, and any other reasonable costs; and

                (v) At Landlord's election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.

          As used in subsections (i) and (ii) above, the "worth at the time of award" shall be computed by allowing interest at the Applicable Rate. As used in subsection (iii) above, the "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).

          (b) Landlord may elect not to terminate Tenant's right to possession of the Premises, in which event this Lease will continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord may continue to enforce all of its rights and remedies under this Lease, including the right to collect all Rent as it becomes due. In the event that Landlord elects to avail itself of the remedy provided by this subparagraph 15.3(b), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including Tenant's right to payment of Rent as it becomes due. Landlord may elect to enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including reasonable broker's commissions, reasonable expenses of cleaning and remodeling the Premises required by the reletting, attorneys' fees and like costs. Reletting can be for a period shorter or longer than the remaining Term of this Lease and for the entire Premises or any portion thereof. Tenant shall pay to Landlord the Monthly Rent and Additional Rent due under this Lease on the dates the Monthly Rent and such Additional Rent are due, less the Rent Landlord actually collects from any reletting. Except as provided in the preceding sentence, if Landlord relets the Premises or any portion thereof, such reletting shall not relieve Tenant of any obligation hereunder. Notwithstanding the above, no act by Landlord allowed by this subparagraph 15.3(b) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

     15.4 NO SURRENDER. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law in the event Tenant is evicted or Landlord takes possession of the Premises by reason of an Event of Default. NO act or thing done by Landlord or Landlord's Agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord. No employee of Landlord or of Landlord's Agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

     15.5 INTEREST ON LATE PAYMENTS. Any Rent due under this Lease that is not paid to Landlord within three (3) business days of the date when due shall commence to bear interest at the Applicable Rate until fully paid. Neither the accrual nor the payment of interest shall cure any default by Tenant under this Lease.

     15.6 ATTORNEYS' AND OTHER FEES. All sums reasonably incurred and actually paid by Landlord in connection with an Event of Default or holding over of possession by Tenant after the expiration or termination of this Lease, including all reasonable out of pocket costs, fees and expenses of accountants', appraisers', attorneys' and other professionals, and any collection agency or other collection charges, shall be due and payable by Tenant to Landlord within twenty (20) days after written demand therefor and shall bear interest at the Applicable Rate until paid by Tenant. In addition, in the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights in and under this Lease, the party in whose favor judgment shall be rendered shall be entitled to recover from the other party all expenses reasonably incurred by the prevailing party in such action, including actual costs and reasonable attorneys' fees.

     15.7 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of Notice by Tenant to Landlord (and the Mortgagees who have provided Tenant with notice) specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

     15.8 LIMITATION OF LANDLORD'S LIABILITY. The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers or shareholders of Landlord or its constituent partners. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, Tenant shall be required to deliver to Landlord Notice of the same. If, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, tile or interest in the Building, and no action for any deficiency may be sought or obtained by Tenant.

     15.9 MORTGAGEE PROTECTION. Upon any default on the part of Landlord, Tenant will give notice by registered or certified mail to any Mortgagee who has provided Tenant with notice of its interest together with an address for receiving notice, and shall offer such Mortgagee a reasonable opportunity to cure the default (which in no event shall be less than sixty (60) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary, to effect a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Monthly Rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.5 or any other present or future law to the collection of any deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the Mortgagee with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such Mortgagee. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such Mortgagee's loan to Landlord.

     15.10 LANDLORD'S RIGHT TO PERFORM. If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may (but shall not be obligated to), at Tenant's expense, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay reasonable expenses and employ counsel.

     15.11 WAIVER OF JURY TRIAL. To the full extent permitted by law, Tenant hereby waives the right to trial by jury in any action, proceeding or counterclaim brought by Tenant on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

                                  ARTICLE XVI

                 SUBORDINATIN; ESTOPPEL CERTIFICATE; FINANCIALS

     16.1 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. Subject to the terms of this Section 16.1, this Lease shall be subject and subordinate to (i) all ground leases or underlying leases which may not exist or hereafter be executed affecting the Building, and (ii) the lien of any Mortgage which may now exist or hereafter be executed in any amount for which the Premises, or any part thereof, or any ground leases or underlying lease thereof, or Landlord's interest or estate in any thereof is specified as security. Landlord or any such Mortgagee or ground lessor shall have the right, at its election, to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement ("Non-Disturbance Agreement") from the Mortgagee or ground lessor which Non-Disturbance Agreement is reasonably acceptable to Tenant and provides that no subordination shall permit interference with Tenant's rights hereunder, and any ground lessor or Mortgagee shall recognize Tenant and its permitted successors and assigns as the tenant of the Premises and shall not disturb Tenant's right to quiet possession of the Premises during the Term so long as no Event of Default has occurred and is continuing under this Lease. Subject to the immediately preceding sentence, if Landlord's interest in the Premises is acquired by any ground lessor or Mortgagee, or in he event proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any Mortgage made by Landlord covering the Premises or any part thereof, or in the event a conveyance in lieu of foreclosure is made for any reason, Tenant shall,

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notwithstanding any subordination and upon the request of such successor in interest to Landlord, attorn to and become the Tenant of the successor in interest to Landlord and recognize such successor in interest as the Landlord under this Lease. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form required by Landlord, or any Mortgagee or aground lessor and approved by Tenant, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such Mortgage, or evidencing the attornment of Tenant to any successor in interest to Landlord as herein provided.

          No later than the mutual execution of this Lease, Landlord shall deliver a Non-Disturbance Agreement from any present lender or ground lessor having a deed of trust, mortgage or ground lease on the Premises, which non-disturbance agreement shall be subject to Tenant's reasonable approval. In the event Landlord fails to deliver a non-disturbance agreement as required by this Section 19 within thirty (30) days after the date hereof, Tenant shall have the right to terminate this Lease.

     16.2 ESTOPPEL CERTIFICATE. Tenant shall within fifteen (15) days following written request by Landlord, execute and deliver to Landlord any documents, including estoppel certificates, in a form reasonably required by Landlord and reasonably acceptable to Tenant (i) certifying that this Lease is unmodified and in full force and effect or, if modified, attaching a copy of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord or stating the nature of an uncured defaults, (iii) evidencing the status of this Lease as maybe required by a Mortgagee or a purchaser of the Premises, (iv) certifying the current Monthly Rent amount and the amount and form of Security Deposit on deposit with Landlord, and (v) certifying to such other information as Landlord, Landlord's Agents, Mortgagees and prospective purchasers may reasonably request, including any requested information regarding Hazardous Materials. If Tenant fails to deliver an estoppel certificate within such fifteen (15) day period and such failure continues for five (5) days after deliver of a second written request therefor, such failure shall constitute an Event of Default hereunder.

                                  ARTICLE XVII

                               SIGNS AND GRAPHICS

     All identification signs, displays or other advertising materials that are visible from the exterior of the Building shall be installed, maintained and removed in compliance with any Restrictions and all Applicable Laws and at Tenant's sole cost and expense. At the expiration or sooner termination of this Lease, Tenant shall remove all such signs, etc., and repair any damage caused by such removal (including repainting the affected area, if required by Landlord), and if Tenant fails to do so, Landlord may do so at Tenant's expense.

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                                 ARTICLE XVIII

                                QUIET ENJOYMENT

     Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

                                  ARTICLE XIX

                            SURRENDER; HOLDING OVER

     19.1  SURRENDER OF THE PREMISES.

           (a) Upon the expiration or earlier termination of this Lease, Tenant shall:

                 (i) Remove the Tenant Improvements, including that portion of the Tenant Improvements known as the "shield", and restore the Building to a general purpose refrigerated Building, in each instance in accordance with the provisions of the Work Letter to the extent applicable, and otherwise in accordance with such reasonable requirements as Landlord may require; provided, however, that Tenant shall not be obligated to remove the Tenant Improvements, including such shield, or restore the Building to a general purpose refrigerated Building if Tenant exercises its option to extend the Term for the Option Term and thereafter fulfills its obligations hereunder;

                 (ii) Remove from the Premises all of Tenant's Alterations which Landlord has required Tenant to remove pursuant to Section 8.1 and all of Tenant's Personal Property;

                 (iii) Repair any damage to the Premises, including the Building, caused by such removal or restoration; and

                 (iv) Otherwise surrender the Premises to Landlord in its condition existing as of the completion of the Tenant Improvements, normal wear and tear, casualty and acts of God excepted, with all interior walls in good repair, all carpets shampooed and cleaned, the HVAC equipment, plumbing, electrical and other mechanical installations in good operating order and all floors cleaned and waxed, all to the reasonable satisfaction of Landlord.

           (b) If Tenant fails to remove the Tenant Improvements and restore the premises to a general purpose refrigerated building, if required, or to remove hereunder, and such failure continues for more than sixty (60) days after the termination of this Lease, Landlord may, if applicable, restore the Premises to a general purpose refrigerated facility, all at Tenant's sole cost and expense, retain and remove Tenant's Personal Property in which event all rights of Tenant with respect to the same shall cease, or place all or any portion of such Property in public storage for Tenant's account. Tenant shall pay to Landlord, upon demand, the costs of restoring the building, if applicable, and the costs of removing any Alterations or Tenant's Personal

                                       31
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Property and storage and transportation costs relating to the same, together with attorneys' fees and interest on said amounts at the Applicable Rate from the date of expenditure by Landlord. If the Premises are not so surrendered within sixty (60) days after the termination of this Lease, Tenant shall indemnify Landlord and Landlord's Agents against all loss or liability resulting from any delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to least to succeeding tenants, and actual attorneys' fees and costs.

           (c) HOLDING OVER. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term with the prior written consent of Landlord, such possession shall further term. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance. In either of such events, Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable during the last month of the Term, and any other sums due hereunder shall be payable in the amounts and at the times specified in this Lease. Any such tenancy shall be subject to every other term, conditions, and covenant contained in this Lease.

                                   ARTICLE XX

                      CONSTRUCTION OF TENANT IMPROVEMENTS

     The obligations of Landlord and Tenant with respect to the construction of the building and the Tenant Improvements are set forth in the Work Letter attached as EXHIBIT C.

                                  ARTICLE XXI

                   MISCELLANEOUS AND INTERPRETIVE PROVISIONS

     21.1 BROKER. Landlord and Tenant each warrant and represent to the other that neither has had any dealings with any real estate broker, agent or finder in connection with the negotiation of this Lease or the introduction of the parties to this transaction, and that it knows of no real estate broker, agent or finder who is or might be entitled to a commission or fee in connection with this Lease. In the event of any claims for brokers' or finders' fees with respect to this Lease, Tenant shall indemnify, hold harmless, protect and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, hold harmless, protect and defend Tenant from and against such claims if they shall be based upon any statement, representation or agreement made by Landlord.

     21.2 EXAMINATION OF LEASE. Submission of this Lease for examination or signature by Tenant does not create a reservation of or option to lease. This Lease shall become effective and binding only upon full execution of this Lease by both Landlord and Tenant.

     21.3 NO RECORDING. Tenant shall not record this Lease without Landlord's prior written consent, which such consent may be withheld in Landlord's sole discretion, but each

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party agrees at the request of the other to execute, have acknowledged and deliver a memorandum of this Lease in recordable form which Landlord thereafter may file for record.

     21.4 QUITCLAIM. Subject to Tenant's rights under this Lease which survive the termination of this Lease, upon any termination of this Lease, Tenant shall, at Landlord's request, execute, have acknowledged and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

     21.5 MODIFICATIONS FOR MORTGAGEES. If in connection with obtaining financing for the Premises or any portion thereof, Landlord's Mortgagee shall request reasonable modifications to this Lease as a condition to such financing. Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not (a) materially affect the rights and obligations of the parties under this Lease, or (b) have any affect on Tenant's economic obligations.

     21.6 NOTICE. Any Notice required or desired to be given under this Lease shall be in writing and shall be addressed to the address of the party to be served. The addresses of Landlord and Tenant are as set forth in the Basic Lease Provisions. Each such Notice shall be deemed effective and given (i) upon receipt, if personally delivered (which shall include delivery by courier or overnight delivery service), (ii) upon being telephonically confirmed as transmitted, if sent by telegram, telex or telecopy, (iii) two (2) business days after deposit in the United States mail in Orange County or in the county in which the Premises are located, certified and postage prepaid, properly addressed to the party to be served, or (iv) upon receipt if sent in any other way. Any party hereto may from time to time, by Notice to the other in accordance with this Section 21.5, designate a different address than that set forth above for the purposes of Notice.

     21.7 CAPTIONS. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

     21.8 EXECUTED COPY. Any fully executed copy of this Lease shall be deemed an original for all purposes.

     21.9 TIME. Time is of the essence for the performance of each term, condition and covenant of this Lease.

     21.10 SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

     21.11 SURVIVAL. All covenants and indemnities set forth herein which contemplate the payment of sums, or the performance by Tenant after the Term or following an Event of Default, including the covenants and indemnities set forth in Section 5.3., Article VI, Article VII, Section 8.1, Section 9.1., Section 11.1, Section 11.9, Article XV, and Article XIX, and all representations and warranties of Tenant, shall survive the expiration or sooner termination of this Lease for one year.

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     21.12 CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

     21.13 GENDER; SINGULAR, PLURAL. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, the singular includes the plural and the plural includes the singular.

     21.14 NON-AGENCY. It is not the intention of Landlord or Tenant to create hereby a relationship of master-servant or principal-agent, and under no circumstance shall Tenant herein be considered the agent or Landlord, it being the sole purpose and intent of the parties hereto to create a relationship of landlord and tenant.

     21.15 SUCCESSORS. The terms, covenants, conditions and agreements contained in this Lease shall, subject to the provisions as to assignment, subletting, and bankruptcy contained herein and any other provisions restricting successors or assigns, apply to and bind the heirs, successors, legal representatives and assigns of the parties hereto.

     21.16 WAIVER; REMEDIES CUMULATIVE. The waiver by either party of any term, covenant, agreement or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of this Lease be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with all of the provisions of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any provisions, covenant, agreement or condition of this Lease, other than the failure of Tenant to pay the particular Rent payment so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent payment. Landlord's acceptance of any check, letter or payment shall in no event be deemed an accord and satisfaction, and Landlord shall accept the check, letter or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy available to it. The rights and remedies of either party under this Lease shall be cumulative and in addition to any and all other rights and remedies which either party has or may have.

     21.17 UNAVOIDABLE DELAY. Except for the monetary obligations of Tenant under this Lease, neither party shall be chargeable with, liable for, or responsible to the other for anything or in any amount for any Unavoidable Delay and any Unavoidable Delay shall not be deemed a breach of or default in the performance of this Lease, it being specifically agreed that any time limit provision contained in this Lease (other than the scheduled expiration of the Term) shall be extended for the same period of time lost by Unavoidable Delay.

     21.18 ENTIRE AGREEMENT. This Lease together with all exhibits attached hereto is the lease contemplated pursuant to the Strategic Alliance Agreement and constitutes the entire agreement between the parties with respect to the construction and the leasing of the Premises and Tenants use and occupancy thereof, and supersedes any prior agreement, representations, negotiations or correspondence between the parties except as expressed hereto. Except as

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otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

     21.19 GUARANTY. As a condition to the execution of this Lease by Landlord, the payment obligations, covenants and performance of the Tenant as herein provided shall be guaranteed in writing by the Guarantor listed in the Basic Lease Provisions, if any, on a form of guarantee provided by Landlord.

     21.20 EXHIBITS; REFERENCES. All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including exhibits, amendments, riders and addenda, if any, specified above) held by Landlord shall control. All references in this Lease to Articles, Sections, Exhibits, Riders and Clauses are made, respectively, to articles, Sections, Exhibits, Riders and Clauses of this Lease, unless otherwise specified.

     21.21 BASIC LEASE PROVISIONS. The Basic Lease Provisions at the beginning of this Lease are intended to provide general information only. In the event of any inconsistency between the Basic Lease Provisions and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

     21.22 NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

     21.23 NO LIGHT OR AIR EASEMENT. Any diminution or shutting off of light or air by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease, abate Rent or otherwise impose any liability on Landlord. This Lease does not confer any right with regard to the subsurface more than 500 feet below grade.

     21.24 SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Tenant assumes all responsibility for the protection of Tenant, Tenant's Agents and the property of Tenant and of Tenant's Agents from acts of third parties.

           THIS LEASE is effective as of the date that last signatory necessary to execute this Lease shall have executed this Lease.

                                      "LANDLORD"

                                      XH PARTNERS, L.P.,
                                      A California limited partnership

                                      By: Xebec Development Company,
                                          A California corporation,
                                          General Partner

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                                      By:   /s/ John Lehr
                                         ---------------------------------------
                                            John Lehr, President


                                      "TENANT"

                                      SUREBEAM CORPORATION,
                                      A Delaware corporation

                                      By:    /s/ Larry A. Oberkfell
                                         ---------------------------------------
                                      Name:  Larry A. Oberkfell
                                           -------------------------------------
                                      Title: President and CEO
                                            ------------------------------------

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                                   EXHIBIT A

                               LEGAL DESCRIPTION

The land referred to herein is situated in the State of California, County of Los Angeles and is described as follows:

LOT 8 OF JNO R. TAYLOR'S VERNON AVENUE VILLA LOTS, IN THE CITY OF VERNON, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 4 PAGE 42 OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THAT PORTION OF SAID LOT 8 DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWESTERLY CORNER OF SAID LOT 8; THENCE SOUTHERLY ALONG THE WESTERLY LINE OF SAID LOT 8, 280 FEET TO A POINT; THENCE EASTERLY TO A POINT ON THE EASTERLY LINE OF SAID LOT 8, 400 FEET FROM THE NORTHEASTERLY CORNER OF SAID LOT 8; THENCE NORTHERLY ALONG THE EASTERLY LINE OF SAID LOT 8 TO THE NORTHEASTERLY CORNER THEREOF; THENCE WESTERLY ALONG THE NORTHERLY LINE OF SAID LOT TO THE POINT OF BEGINNING.

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